Exhibit 10N
September 4, 2007
Mr. William C. Niegsch, Jr.
Executive Vice President & CFO
Max & Erma’s Restaurants, Inc.
4849 Evanswood Drive
Columbus, Ohio 43229
Dear Bill:
As you are aware, Max & Erma’s Restaurants, Inc. (“Max & Erma’s” or the “Company”) is currently in default under the terms and conditions of Section 6.2(b), 6.2(c), an 6.2(h) of the Sixth Amended and Restated Revolving Credit Agreement (“Agreement”) dated May 4, 2006.
National City Bank (“Lender”), and Park National Bank and The Huntington National Bank (collectively, the “Participants”) hereby waive their right to pursue remedies of default under Section 7 of the Agreement for this occurrence only. For any other occurrence of an Event of Default as defined, the Lender and Participants specifically reserve the right to pursue any and all remedies.
Further, section 6.2 of the Agreement shall be amended in substance and form acceptable to the Lender and Participants as follows:
The Company will not:
6.2(b) — Liabilities/Tangible Net Worth Ratio. Permit its ratio of Liabilities to Tangible Net Worth to exceed (i) 6.03 to 1.00 through 10/31/07; (ii) 5.58 to 1.00 through fiscal 1st Quarter 2008; (iii) 5.33 to 1.00 through fiscal 2nd Quarter 2008; (iv) 5.30 to 1.00 through fiscal 3rd Quarter 2008; (v) 5.36 to 1.00 through fiscal 4th Quarter 2008; (vi) 5.00 to 1.00 thereafter.
6.2(c) — Fixed Charge Coverage Ratio. Permit its Fixed Charge Coverage Ratio to be less than (i) 0.96 to 1.00 through 10/31/07; (ii) 1.01 to 1.00 through fiscal 1st Quarter 2008; (iii) 1.25 to 1.00 through fiscal 4th Quarter 2008; (iv) 1.35 to 1.00 thereafter.
6.2(d) — Total Debt to Adjusted EBITDA. Permit its ratio of Total Debt to Adjusted EBITDA to exceed (i) 3.25 to 1.00 through 10/31/07; (ii) 3.18 to 1.00 through fiscal 1st Quarter 2008; (iii) 3.00 to 1.00 thereafter.

6.2(e) — Tangible Net Worth. Permit its Tangible Net Worth to be less than (i) $10,287,508 through 10/31/07; (ii) $10,972,508 through fiscal 1st Quarter 2008; (iii) $11,297,508 through fiscal 2nd Quarter 2008; (iv) $11,282,508 through fiscal 3rd Quarter 2008; (v) $11,212,508 through fiscal 4th Quarter 2008; (vi) $11,500,000 at the end of fiscal 1st Quarter 2009, increasing by $1,000,000 at the end of each fiscal year thereafter.
6.2(f) — Trailing Twelve Months Adjusted EBITDA. Permit its Trailing Twelve Months Adjusted EBITDA to be less than (i) $9,500,000 through 10/31/07; (ii) $9,327,130 through fiscal 1st Quarter 2008; (iii) $9,500,000 thereafter.
6.2(g) — Senior Debt to Adjusted EBITDA. Permit its ratio to Senior Debt to Adjusted EBITDA to exceed (i) 2.30 to 1.00 through 10/31/07; (ii) 2.43 to 1.00 through fiscal 1st Quarter 2008; (iii) 2.16 to 1.00 through fiscal 2nd Quarter 2008; (iv) 2.00 to 1.00 thereafter.
6.2(h) — Financial Ratio Test. Permit its Financial Ratio to exceed (i) 6.12 to 1.00 through 10/31/07; (ii) 6.22 to 1.00 through fiscal 1st Quarter 2008; (iii) 6.01 to 1.00 through fiscal 2nd Quarter 2008; (iv) 5.77 to 1.00 through fiscal 3rd Quarter 2008; (v) 5.75 to 1.00 thereafter.
Simultaneously with the execution hereof, the Lender shall receive payment of a $30,000 waiver and restructuring fee to be shared pro-rata between the Lender and the Participants.
Your signature below indicates your acceptance of these terms and conditions. Upon signed acceptance, we will proceed to documentation.

/s/ William C. Niegsch, Jr.	/s/ Douglas E. Houser

William C. Niegsch, Jr.	Douglas E. Houser
Executive Vice President & Chief Financial Officer	Senior Vice President National City Bank
Max & Erma’s Restaurants, Inc.
/s/ Fred Hadley

Fred Hadley
Senior Vice President
The Huntington National Bank

/s/ Pete Cassanos

Pete Cassanos
Vice President
The Park National Bank